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
Exhibit  23(h)(8)(a)

                                    EXHIBIT A
                  to the Expense Limitation Agreement between
                              GARTMORE MUTUAL FUNDS
                                      and
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                                November 2, 1998
                           (As amended March 1, 2003)

Name of Fund/Class                         Expense Limitation for Fund/Class*
------------------                         ----------------------------------
Gartmore Large Cap Value Fund
(formerly Prestige Large Cap Value Fund
  and Nationwide Large Cap Value Fund)
    Class A                                               1.00%
    Class B                                               1.00%
    Class C                                               1.00%
    Institutional Service Class                           1.00%

Nationwide Large Cap Growth Fund
(formerly Prestige Large Cap Growth Fund)
    Class A                                               1.05%
    Class B                                               1.05%
    Class C                                               1.05%
    Institutional Service Class                           1.05%

Nationwide Small Cap Fund
(formerly Prestige Small Cap Fund)
    Class A                                               1.20%
    Class B                                               1.20%
    Class C                                               1.20%
    Institutional Service Class                           1.20%

---------------

*Effective until at least February 29, 2004. These expense limitations may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at any time if mutually agreed upon by the parties.
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
                                     GARTMORE MUTUAL FUNDS


                                     By:    /s/ JAMES BERNSTEIN
                                     Name:  James Bernstein
                                     Title: Assistant Secretary

                                     GARTMORE MUTUAL FUND CAPITAL TRUST


                                     By:    /s/ GERALD J. HOLLAND
                                     Name:  Gerald J. Holland
                                     Title: SVP - CAO


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